UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2019

KNOW LABS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

(206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Capital Source Business Finance Group

Know Labs, Inc. (the “Company”) wholly owned subsidiary TransTech Systems, Inc. financed its business in part with a Secured Credit Facility with Capital Source Business Finance Group. On March 12, 2019, Capital Source cancelled the Loan and Security Agreement and Capital Source Credit Facility with TransTech. TransTech repaid the remaining $15,165 due on the Secured Credit Facility. On March 27, 2019, the Company received notice that the UCC Financing Statement filed by Capital Source to secure a parent Company guarantee was terminated and cancelled by the State of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

By: /s/ Ronald P. Erickson

Ronald P. Erickson

Chairman of the Board

March 28, 2019